Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

August 6, 2019

Gates Industrial Corporation plc

1144 Fifteenth Street

Denver, CO 80202

Ladies and Gentlemen:

We have acted as U.S. counsel to Gates Industrial Corporation plc, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to (i) ordinary shares of the Company, $0.01 par value per share (the “Ordinary Shares”); (ii) preference shares of the Company (the “Preference Shares”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Ordinary Shares, Preference Shares or a new class of Ordinary Shares (the “New Ordinary Shares”), which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior or subordinated (collectively, the “Debt Securities”); (v) guarantees of the Company to be issued in connection with debt securities and other securities (the “Guarantees”); (vi) warrants to purchase Ordinary Shares, Preference Shares, New Ordinary Shares or Debt Securities (the “Warrants”); (vii) subscription rights to purchase Ordinary Shares, Preference Shares, New Ordinary Shares or Debt Securities (the “Subscription Rights”); (viii) contracts for the purchase and sale of Ordinary Shares, Preference Shares or New Ordinary Shares (the “Share Purchase Contracts”); and (ix) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”). The Ordinary Shares, the Preference Shares, the Depositary Shares and related Depositary Receipts, the Debt Securities, the Guarantees, the Warrants, the Subscription Rights, the Share Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Debt Securities and any Guarantees thereof will be issued pursuant to an Indenture (the “Indenture”) between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Guarantees of any security other than the Debt Securities will be issued pursuant to one or more guarantees or such other applicable documents or instruments governing such Guarantee (each, a “Guarantee Agreement”) between the Company and such other parties thereto.

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Subscription Rights will be issued pursuant to one or more Subscription Rights Agreements (each, a “Subscription Rights Agreement”) between the Company and a subscription rights agent named therein.

The Share Purchase Contracts will be issued pursuant to one or more Share Purchase Contract Agreements (each, a “Share Purchase Contract Agreement”) between the Company and a share purchase contract agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indenture, the Guarantee Agreements, the Warrant Agreements, the Subscription Rights Agreements, the Share Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.” We have assumed that each of the Securities Agreements will be governed by the law of the State of New York.

We have examined the Registration Statement and the form of the Indenture, which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.    With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the due execution, authentication, issuance and delivery of the securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Guarantee Agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.    With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.    With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Share Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Share Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Share Purchase Contracts Agreement, such Share Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.    With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) any Ordinary Shares, Preference Shares or New Ordinary Shares that are components of such Units and/or issuable under any Share Purchase Contracts, Warrants or Subscription Rights that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Debt Securities, Guarantees and Warrants that are components of such Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Securities Agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 110 of the Indenture relating to the separability of provisions of the Indenture.

We do not express any opinion herein concerning any law other than the law of the State of New York.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP